Coupons.com Incorporated Reports Second Quarter 2014 Financial Results

Delivered 32% Revenue Growth Year Over Year

Signed 3 Additional Retailers to Digital and Mobile Coupon Platform Retailer iQ

Acquired Eckim to Expand Coupons.com's Retailer Platform Capabilities

MOUNTAIN VIEW, Calif., Aug. 6, 2014 /PRNewswire/ -- Coupons.com Incorporated (NYSE: COUP), a leader in digital coupons, today reported financial results for the quarter ended June 30, 2014. The Company also announced the acquisition of performance marketing firm Eckim, LLC ("Eckim") to bolster the company's marketing capabilities across its product portfolio.

"We had strong performance across all areas of our business in the second quarter," said Steven Boal, President and CEO of Coupons.com. "Our results reflect the continued shift toward digital couponing, and specifically to Coupons.com. Our broad platform, consisting of over 700 CPGs, and 2,000 brands and retailers representing over 58,000 stores, enables CPGs and retailers to connect with each other to run promotional and media campaigns in a seamless, cost-effective manner. We also recently launched Retailer iQ, our digital coupon, targeting and analytics platform. I'm excited to announce that we have signed three more retailers onto Retailer iQ, including two more top 10 grocery retailers."

Boal added, "I'm pleased to welcome the Eckim team to Coupons.com. Eckim brings nearly ten years of performance marketing leadership, and over 60 top retailer relationships to Coupons.com."

Second Quarter 2014 Financial Highlights and Key Metrics

Total revenue increased 32% to $51.7 million in the second quarter of 2014, compared to $39.1 million in the second quarter of 2013. Revenues in the second quarter of 2014 from digital promotion and display advertisements accounted for 74% and 26% of total revenues, respectively, compared to 79% and 21% for the same period in 2013. Transaction volume increased to 384 million, or 22%, over the second quarter of 2013.

In the second quarter of 2014, GAAP net loss was $6.9 million, which included $6.7 million in stock-based compensation expense. GAAP net loss in the second quarter of 2013 was $2.9 million.

Adjusted EBITDA increased to $3.7 million in the second quarter of 2014, compared to $0.1 million in the second quarter of 2013.

"We're pleased with our performance this quarter, as we delivered strong revenue growth of 32% over last year," said Mir Aamir, CFO and COO of Coupons.com. "We also demonstrated significant operating leverage in our model as compared to last year. As we enter the back half of this year, we'll continue to invest in the business to drive both top and bottom line growth."

Total revenue for the six months ended June 30, 2014 was $103.2 million, compared to $75.6 million for the comparable period in 2013. GAAP net loss for the six months ended June 30, 2014 was $20.9 million, which included $21.3 million in stock-based compensation expense. For comparison, GAAP net loss for six months ended June 30, 2013 was $11.1 million. Adjusted EBITDA for the first six months of 2014 was $7.6 million, compared to loss of $4.8 million for the first six months of last year.

Business Highlights

Retailer iQ: We continue to see momentum in Retailer iQ, our digital coupon, targeting and analytics platform that combines personalized recommendations for products and coupons, integrated shopping lists, e-receipts, and real-time reporting for retailers and CPGs. We signed three additional retailers to Retailer iQ, bringing the total retailers on the platform to nine, four of which are top-ten grocery chains. By the end of 2014, we plan to have Retailer iQ implemented in six out of the nine retailers. Additionally, Dollar General announced that, working with Coupons.com, it successfully completed the rollout of its DG Digital Coupons program to more than 11,300 stores across 40 states.

Eckim Acquisition: We completed the acquisition of Eckim, a performance marketing firm based in Los Angeles. Eckim expands Coupons.com's platform capabilities, providing broader reach and scale for our products, partners and clients. The Eckim team brings ten years of experience and strong industry relationships that compliments and enhances our businesses.

Card Linked Offers: We completed the platform integration of our YUB acquisition, and launched new Card Linked Offers with several top specialty retailers such as Petsmart, Gap, and Lord & Taylor. This service lets consumers add digital coupons directly to payment cards, including Visa, Mastercard and American Express. Since launching, we have tripled the offers available and have an exciting roster of retailers lined up as we head into the holiday season.

Business Outlook

As of today, Coupons.com is providing its outlook for the third quarter and full year 2014, which excludes estimated operating results for Eckim. Upon completion, and excluding integration and transition costs, the company expects the impact of the acquisition to be revenue and Adjusted EBITDA accretive in 2014.

For the third quarter 2014, total revenue is expected to be in the range of $52.0 million to $54.0 million. Adjusted EBITDA is expected to be in the range of $2.0 million to $3.0 million.

For the full year 2014, total revenue is expected to be in the range of $217.0 million to $223.0 million. Adjusted EBITDA is expected to be in the range of $12.0 million to $17.0 million.

Conference Call Information

Coupons.com President and CEO, Steven Boal, and CFO and COO, Mir Aamir, will host a conference call and live webcast to discuss the Company's financial results and business outlook today at 5:00 p.m. EDT / 2:00 p.m. PDT. Questions that investors would like to see asked during the call should be sent to ir@couponsinc.com.

To access the call, please dial (877) 201-0168, or outside the U.S. (647) 788-4901, with Conference ID# 71843116 at least five minutes prior to the 2:00 p.m. PT start time. The live webcast and accompanying presentation can be accessed on the Investor Relations section of the company website at: http://investors.couponsinc.com. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measures

Coupons.com has presented Adjusted EBITDA in this press release because it is a key measure used by its management and board of directors to understand and evaluate its core operating performance and trends, to prepare and approve its annual budget, to develop short and long-term operational plans, and to determine bonus payouts. In particular, the Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of its core business. Additionally, Adjusted EBITDA is a key financial measure used by the compensation committee of the board of directors in connection with the determination of compensation for its executive officers. Accordingly, Coupons.com believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating the Company's operating results in the same manner as its management and board of directors. Coupons.com defines Adjusted EBITDA as net loss adjusted for interest expense, other income (expense) – net, benefit from income taxes, depreciation and amortization, and stock-based compensation.

Coupons.com's use of Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP. Some of these limitations are:

  Although depreciation and amortization are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditure requirements;
  Adjusted EBITDA does not reflect: (i) changes in, or cash requirements for, working capital needs; (ii) the potentially dilutive impact of stock-based compensation; or (iii) tax payments that may represent a reduction in cash available to Coupons.com; and other companies, including companies in its industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. Because of these and other limitations, Adjusted EBITDA should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and the Company's other GAAP financial results.

For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures, see "Reconciliation of Net Loss to Adjusted EBITDA" included in this press release.

Forward-Looking Statements

This release contains forward-looking statements based largely on Coupons.com's current expectations and projections about future events and financial trends affecting its business. Forward looking statements in this release include Coupons.com's current expectations with respect to revenues and Adjusted EBITDA for the third quarter of 2014 and for the full year 2014, the Company's expectations for the continued accelerating shift to Coupons.com's digital platform, Coupons.com's expectations regarding implementing Retailer IQ with other retailer partners, Coupons.com's expectations regarding future growth and Coupons.com's expectations regarding the anticipated benefits of its acquisition of Eckim. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available to Coupons.com's management at the date of this release and its management's good faith belief as of such date with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, Coupons.com's financial performance, including its revenues, margins, costs, expenditures, growth rates and operating expenses, and its ability to generate positive cash flow and become profitable; the amount and timing of digital promotions by CPGs, which are affected by budget cycles, economic conditions and other factors; the Company's ability to adapt to changing market conditions; the Company's ability to retain and expand its business with existing CPGs and retailers; the Company's ability to maintain and expand the use by consumers of digital promotions on its platforms; the Company's ability to attract and retain third-party advertising agencies, performance marketing networks and other intermediaries; the Company's ability to effectively manage its growth; the effects of increased competition in the Company's markets and its ability to compete effectively; the Company's ability to effectively grow and train its sales team; the Company's ability to obtain new CPGs and retailers and to do so efficiently; the Company's ability to maintain, protect and enhance its brand and intellectual property; costs associated with defending intellectual property infringement and other claims; the Company's ability to successfully enter new markets; the Company's ability to develop and launch new services and features; the Company's ability to attract and retain qualified employees and key personnel; the Company's ability to successfully integrate Eckim into its business and other factors identified in Coupons.com's filings with the Securities and Exchange Commission (the "SEC"), including its quarterly report on Form 10-Q filed with the SEC on May 8, 2014. Additional information will also be set forth in Coupons.com's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that the Company makes with the SEC. Coupons.com disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Coupons.com Incorporated

Coupons.com Incorporated (NYSE: COUP) operates a leading digital promotion platform that connects great brands and retailers with consumers, offering digital printable coupons, digital paperless coupons, coupon codes, card linked offers, and other promotions. For brand marketers, the company distributes digital coupons to millions of consumers through Coupons.com, the 30,000 publishers comprising the Coupons.com digital coupon network, our social presence and our mobile applications. The company also powers digital coupon initiatives in online marketing campaigns—including display advertising, email and social media programs. Clients include hundreds of consumer packaged goods companies (including Clorox, General Mills, Johnson & Johnson, Kellogg's, Kimberly-Clark, and Kraft Foods) and their brands, top retailers (such as A&P, CVS, Duane Reade, H-E-B, Kmart, Kroger, Safeway and Walgreens) and leading restaurant, toy and entertainment companies. For consumers, the company operates Coupons.com, which offers a valuable collection of digital coupons and coupon codes, and also offers Grocery iQ and Coupons.com mobile applications as well as KitchMe.com. For publishers, the company offers solutions to monetize website traffic, including branded microsites and Brandcaster, a self-service coupons syndication platform. Founded in 1998, the company is based in Mountain View, CA. To start printing coupons, visit www.coupons.com. To learn more about the company visit www.couponsinc.com. Visit Coupons.com on Facebook at www.facebook.com/couponscom.

COUPONS.COM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net revenues	$ 51,715	$ 39,089	$ 103,216	$ 75,579
Costs and expenses:
Cost of net revenues (1)	20,884	12,933	41,403	25,734
Sales and marketing (1)	17,621	14,167	37,132	29,070
Research and development (1)	10,981	9,651	27,248	20,604
General and administrative (1)	8,857	5,002	17,907	10,898
Total costs and expenses	58,343	41,753	123,690	86,306
Loss from operations	(6,628)	(2,664)	(20,474)	(10,727)
Interest expense	(300)	(229)	(602)	(435)
Other income (expense), net	31	5	(107)	34
Loss before benefit from income taxes	(6,897)	(2,888)	(21,183)	(11,128)
Benefit from income taxes	—	—	(244)	—
Net loss	$ (6,897)	$ (2,888)	$ (20,939)	$ (11,128)

Net loss per share attributable to common stockholders, basic and diluted

Weighted-average number of common shares used in computing net loss per share attributable to common stockholders, basic and diluted

	$ (0.09)	$ (0.15)	$ (0.37)	$ (0.60)
	77,549	18,903	56,161	18,623

(1) The stock-based compensation expense included above was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cost of revenues	$ 523	$ 85	$ 2,100	$ 171
Sales and marketing	1,284	322	5,401	704
Research and development	1,760	271	7,270	571
General and administrative	3,094	390	6,482	1,108
Total stock-based compensation	$ 6,661	$ 1,068	$ 21,253	$ 2,554

COUPONS.COM INCORPORATED
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net loss	$ (6,897)	$ (2,888)	$ (20,939)	$ (11,128)
Adjustments:
Interest expense	300	229	602	435
Other income (expense), net	(31)	(5)	107	(34)
Benefit from income taxes	-	—	(244)	—
Depreciation and amortization	3,650	1,703	6,822	3,388
Stock-based compensation	6,661	1,068	21,253	2,554
Total adjustments	$ 10,580	$ 2,995	$ 28,540	$ 6,343

Adjusted EBITDA	$ 3,683	$ 107	$ 7,601	$ (4,785)

Transactions (2)	383,693	314,765	791,478	627,642

(2) A transaction is the distribution of a digital coupon through Coupons.com's platform that generates revenues. The Company presents transactions as it believes that its ability to increase the number of transactions using its platform is an important indicator of its ability to grow revenues.

COUPONS.COM INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$ 222,031	$ 38,972
Accounts receivable, net	44,060	42,185
Prefunded coupons cash deposits	1,497	920
Prepaid expenses and other current assets	4,252	3,100
Total current assets	271,840	85,177
Property and equipment, net	27,820	29,942
Intangible assets, net	3,597	1,813
Goodwill	17,880	9,887
Deferred tax assets	900	195
Other assets	3,728	7,222
Total assets	$ 325,765	$ 134,236
Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$ 7,703	$ 5,589
Accrued compensation and benefits	10,490	13,721
Other current liabilities	14,790	13,699
Prefunded coupons cash obligations	1,497	920
Deferred revenues	7,740	6,751
Debt obligations	7,500	7,500
Debt obligations, related party	15,999	15,577
Total current liabilities	65,719	63,757
Other non-current liabilities	569	1,046
Deferred rent	940	1,222
Deferred tax liabilities	900	195
Total liabilities	68,128	66,220

Redeemable convertible preferred stock	—	270,262
Stockholders' equity (deficit):
Preferred stock	—	—
Common stock	1	—
Additional paid-in capital	509,179	28,403
Treasury stock, at cost	(61,935)	(61,935)
Accumulated other comprehensive income (loss)	82	37
Accumulated deficit	(189,690)	(168,751)
Total stockholders' equity (deficit)	257,637	(202,246)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$ 325,765	$ 134,236

COUPONS.COM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$ (20,939)	$ (11,128)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,822	3,388
Stock-based compensation	21,253	2,554
Accretion of debt discount	113	113
Loss on disposal of property and equipment	4	37
Provision for doubtful accounts	79	100
Benefit from deferred income taxes	(244)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,755)	(4,166)
Prepaid expenses and other current assets	262	(594)
Accounts payable and other current liabilities	2,494	(1,027)
Accrued compensation and benefits	(3,298)	(2,428)
Deferred revenues	957	732
Other	309	298
Net cash provided by (used in) operating activities	6,057	(12,121)

Cash flows from investing activities:
Purchases of property and equipment	(4,970)	(10,973)
Business acquisition, net of acquired cash	859	—
Purchases of intangible assets	(16)	—
Net cash used in investing activities	(4,127)	(10,973)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,031	973
Proceeds from initial public offering, net of offering costs	176,525	—
Exercise of warrant	1,610	498
Principal payments on capital lease obligations	(28)	(21)
Net cash provided by financing activities	181,138	1,450
Effect of exchange rates on cash and cash equivalents	(9)	3
Net increase (decrease) in cash and cash equivalents	183,059	(21,641)
Cash and cash equivalents at beginning of period	38,972	58,395
Cash and cash equivalents at end of period	$ 222,031	$ 36,754

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CONTACT: Investor Relations: The Blueshirt Group, Stacie Bosinoff, Nicole Gunderson, ir@couponsinc.com, 415-217-7722; Media: Paul Sloan, Coupons.com, 650-396-8754, psloan@couponsinc.com